Wang & Lee Group, Inc.

INCORPORATED UNDER THE LAWS OF BRITISH VIRGIN ISLANDS

Certificate Number

Shares

COMMON STOCK

THIS CERTIFIES THAT

CUSIP NO.: G9T22C100

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF EACH OF

WANG & LEE GROUP, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



WANG & LEE GROUP, INC.
Corporate
Seal
BRITISH VIRGIN ISLANDS

PUI LUNG HO
Chief Executive Officer

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112